                                                                     Exhibit 5.2


September 21, 2001


Sun International Hotels Limited
Sun International North America, Inc.
Atlantis
Coral Towers - Executive Office
Paradise Islands, The Bahamas


                        Sun International Hotels Limited
                      Sun International North America, Inc.

                                    --------

                    8 7/8% Senior Subordinated Notes due 2011

                                    --------

                         Form F-4 Registration Statement


Ladies and Gentleman:

         I am General Counsel for Sun International Hotels Limited, a company organized under the laws of the Commonwealth of The Bahamas (the "Company") and for Sun International North America, Inc., a Delaware corporation ("SINA" and, together with the Company, the "Issuers"), and as such have acted as counsel in connection with the filing by the Company and SINA with the Securities and Exchange Commision (the "Commission") of a registration statement on Form F-4 (the "Registration Statement") under the Securities Act of 1933 (the "Act") relating to the proposed issuance (the "Exchange Offer"), in exchange for up to $200,000,000 aggregate principal amount of the Issuer's 8 7/8% Senior Subordinated Notes due 2011 (the "Old Notes"), of a like principal amount of 8 7/8% Senior Subordinated Notes due 2011 that are registered under the Act (the "New Notes"). The New Notes are to be issued pursuant to the indenture dated August 14, 2001 (the "Indenture"), among the Issuers, the guarantors party thereto and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Indenture.

         In that connection, I have examined originals, copies or certified copies (or otherwise identified to my satisfaction) of such documents, corporate records and other instruments as I have deemed necessary or appropriate for purposes of this opinion, including the Indenture.

         Based on the foregoing, I am of opinion as follows:

         1. Each of the Indenture and the Registration Statement has been duly authorized, executed and delivered by the Company and the subsidiaries listed on
Schedule I hereto (the "Bahamian Guarantors") and, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a legal, valid and binding obligation of the Company and the Bahamian Guarantors in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

         2. The New Notes and the guarantees issued by the Bahamian Guarantors have been duly authorized by the Issuers and the Bahamian Guarantors, respectively, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Old Notes pursuant to the Exchange Offer, will constitute legal, valid and binding obligations of the Company and the Bahamian Guarantors, enforceable against the Company and the Bahamian Guarantors in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law). In expressing the opinion set forth in this Paragraph 2, I have assumed that the form of the New Notes, including the Guarantees, will conform to that included in the Indenture.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                  I am admitted to practice only in the Commonwealth of The Bahamas and express no opinion herein as to matters governed by any laws other than the Commonwealth of The Bahamas. The opinion is rendered to you solely for your benefit in connection with the transactions referred to above and may not be relied upon by any other person, firm or corporation without my prior written consent.

                                       Very truly yours,



                                       Giselle M. Pyfrom
                                       Senior Vice President and General Counsel

                                   Schedule I


                               Bahamian Guarantors
                               -------------------


              Subsidiary                                               Jurisdiction of Organization
              ----------                                               ----------------------------
Sun International Bahamas Limited                                   Commonwealth of The Bahamas
Paradise Acquisitions Limited                                       Commonwealth of The Bahamas
Paradise Island Limited                                             Commonwealth of The Bahamas
Paradise Enterprises Limited                                        Commonwealth of The Bahamas
Island Hotel Company Limited                                        Commonwealth of The Bahamas
Paradise Beach Inn Limited                                          Commonwealth of The Bahamas
Sun International Timeshare Limited                                 Commonwealth of The Bahamas
Paradise Island Futures Limited                                     Commonwealth of The Bahamas
Sun International Development Limited                               Commonwealth of The Bahamas
Paradise Security Services Limited                                  Commonwealth of The Bahamas
Sunonline Limited                                                   Commonwealth of The Bahamas
Bahamas e-Trading Limited                                           Commonwealth of The Bahamas
Sun International Network Data Limited                              Commonwealth of The Bahamas
Sun International Development (Timeshare) Limited                   Commonwealth of The Bahamas